UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On December 13, 2005, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that on December 12, 2005 it had named J. Reid Porter as its Executive Vice President and Chief Financial Officer. In connection with Mr. Porter’s appointment, a written agreement was entered into by and between the Company and Mr. Porter on December 23, 2005, effective as of the date of his employment. This agreement sets forth certain terms that relate to Mr. Porter’s employment with the Company and provides for certain payments to be made to Mr. Porter by the Company in the event that his employment should be terminated pursuant to the occurrence of a Severance Event (defined therein), including each of the following: (i) confidentiality requirements during and after employment; (ii) intellectual property assignments to the Company; (iii) a two year non-compete obligation; and (iv) the payment of one year’s base salary upon the occurrence of a Severance Event.
The foregoing summary of this agreement is qualified in its entirety by the terms of the agreement entered into by and between Mr. Porter and the Company, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K/A and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is filed with this document:

Exhibit
99.1	Executive Severance Agreement by and between Navarre Corporation and J. Reid Porter

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION

Dated: December 29, 2005	By:	/s/ Ryan F. Urness

Name: Ryan F. Urness Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Severance Agreement by and between Navarre Corporation and J. Reid Porter